UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2014

ORBCOMM Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of Principal Executive Offices) (Zip Code)

(703) 433-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K (“Report”) of ORBCOMM Inc. (“ORBCOMM” or the “Company”) and the exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, estimates, objectives and expectations for future events and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations and estimates, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: failure to satisfy the conditions, including receipt of required regulatory approvals, of the pending acquisition of SkyWave Mobile Communications Inc., any delay in consummating the acquisition of SkyWave or the failure to consummate the acquisition of SkyWave; the costs and expenses associated with the acquisition of SkyWave; failure to successfully integrate SkyWave with our existing operations or failure to realize the expected benefits of the acquisition of SkyWave; dependence of SkyWave’s business on its commercial relationship with Inmarsat and the services provided by Inmarsat, including the continued availability of Inmarsat’s satellites; substantial losses we have incurred and may continue to incur; demand for and market acceptance of our products and services and the applications developed by us and our resellers; market acceptance and success of our Automatic Identification System business; dependence on a few significant customers, including a concentration in Brazil for SkyWave, loss or decline or slowdown in the growth in business from key customers, such as Caterpillar Inc., Komatsu Ltd., Hitachi Construction Machinery Co., Ltd., Union Pacific Railroad and Maersk Lines, and other value-added resellers, or VARs, and international value-added resellers, or IVARs for ORBCOMM and Onixsat, Satlink and Sascar, and other value-added Solution Providers, or SPs, for SkyWave; dependence on a few significant vendors or suppliers, loss or disruption or slowdown in the supply of products and services from key vendors, such as Inmarsat plc. and Amplus Communication Pte Ltd.; loss or decline or slowdown in growth in business of any of the specific industry sectors we serve, such as transportation, heavy equipment, fixed assets and maritime; our potential future need for additional capital to execute on our growth strategy; additional debt service acquired with or incurred in connection with existing or future business operations; our acquisitions may expose us to additional risks, such as unexpected costs, contingent or other liabilities, or weaknesses in internal controls, and expose us to issues related to non-compliance with domestic and foreign laws, particularly regarding our acquisitions of businesses domiciled in foreign countries; the terms of our credit agreement, under which we currently have borrowed $80 million and may borrow up to an additional $80 million for use with acquisitions, could restrict our business activities or our ability to execute our strategic objectives or adversely affect our financial performance; the inability to effect suitable investments, alliances and acquisitions or the failure to integrate and effectively operate the acquired businesses; fluctuations in foreign currency exchange rates; the inability of our subsidiaries, international resellers and licensees to develop markets outside the United States; the inability to obtain or maintain the necessary regulatory authorizations, approvals or licenses, including those that must be obtained and maintained by third parties, for particular countries or to operate our satellites; technological changes, pricing pressures and other competitive factors; satellite construction and launch failures, delays and cost overruns of our next-generation satellites and launch vehicles; in-orbit satellite failures or reduced performance of our existing satellites; our inability to replenish or expand our satellite constellation; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our estimates of financial results for the third quarter of 2014 are preliminary, unaudited, subject to completion and additional financial closing procedures and may be revised as a result of management’s and our auditor’s review of our results; significant liabilities created by products we sell; litigation proceedings; inability to operate due to changes or restrictions in the political, legal, regulatory, government, administrative and economic conditions and developments in the United States and other countries and territories in which we provide our services; ongoing global economic instability and uncertainty; changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission (“SEC”). For more detail on these and other risks, please see our Annual Report on Form 10-K for the year ended December 31, 2013. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Item 1.01.	Entry into Material Definitive Agreement.

On November 6, 2014, the Company announced that it had reached a definitive agreement to purchase SkyWave Mobile Communications Inc. (“SkyWave”), a leading global provider of satellite-based M2M solutions (the “Acquisition”), for net consideration of $122.5 million after accounting for the contemporaneous agreement with Inmarsat Global Limited (“Inmarsat”), as described below in “Agreement with Inmarsat.” The Company intends to use the net proceeds of a public offering of shares of its common stock, as described below under Item 8.01, to finance a portion of the Acquisition.

Based in Ottawa, Canada, SkyWave provides end-to-end M2M solutions including devices, connectivity, and software applications to over 250,000 subscriber units in more than 75 countries worldwide. SkyWave has developed proprietary, patent-protected technology that enables advanced, satellite-based M2M solutions for customers with demanding anytime, anywhere communications requirements, including the next-generation IsatData Pro (“IDP”) service that utilizes Inmarsat’s satellites. Inmarsat is the leading provider of global mobile satellite communications services. SkyWave has a strong relationship with Inmarsat as a result of SkyWave’s suite of unique M2M offerings, including those utilizing the IDP technology.

The Company’s press release dated November 6, 2014 announcing the Acquisition, a copy of which is attached as Exhibit 99.1 to this Report, is incorporated herein by reference.

Arrangement Agreement and Plan of Arrangement

On November 1, 2014, the Company, Soar Acquisition Inc., a wholly owned subsidiary of ORBCOMM (“ORBCOMM Sub”), SkyWave and Randy Taylor Professional Corporation (the “Shareholder Representative”) entered into an Arrangement Agreement (“Arrangement Agreement”) pursuant to which ORBCOMM Sub will acquire all of the outstanding shares in the capital of SkyWave by way of a Plan of Arrangement (the “Arrangement”) under the Business Corporations Act (Ontario). The aggregate purchase price to be paid by the Company under the Arrangement for 100% of SkyWave’s outstanding shares is $130 million, subject to certain adjustments (the “Purchase Price”). The Company will acquire SkyWave on a cash-free debt-free basis. $7.5 million of the Purchase Price will be paid to Inmarsat Canada Holdings Inc., a subsidiary of Inmarsat, in the form of a promissory note in exchange for a portion of its interest in SkyWave. The promissory note will provide an off-set for the $7.5 million to be paid by Inmarsat under the agreement with Inmarsat as described below in “Agreement with Inmarsat.” In connection with the Arrangement, ORBCOMM Sub and the Shareholder Representative will also enter into an Escrow Agreement with an escrow agent, pursuant to which $10.6 million will be held in escrow to cover certain SkyWave indemnity obligations.

The Company expects to fund the payment of the cash portion of the Purchase Price and expenses incurred in connection with the Acquisition through a combination of existing cash on its balance sheet, additional borrowings under its credit agreement with Macquarie CAF LLC (the “Credit Agreement”) and net proceeds from a public offering of shares of its common stock, as described below under Item 8.01. The Company’s obligations under the Arrangement Agreement are not subject to the availability of financing for payment of the Purchase Price.

The board of directors of SkyWave has unanimously recommended that SkyWave’s shareholders vote in favor of the Arrangement Agreement and the Arrangement as contemplated therein at a special meeting of shareholders to be held within 30 days of the date of the Arrangement Agreement for purposes of approving the Arrangement. Holders of over 90% of SkyWave’s outstanding shares have entered into a voting agreement, pursuant to which they have agreed to vote their shares in favor of the Arrangement. The Arrangement is expected to close on or about January 1, 2015.

The Arrangement Agreement also contains customary representations and warranties, which survive for 15 months following closing, customary interim covenants between signing and closing regarding the operation of the SkyWave business in the ordinary course, as well as non-solicitation covenants pursuant to which SkyWave is not permitted to solicit, encourage, initiate, or participate in any negotiations or discussions with any person, other than ORBCOMM Sub, relating to any offer or proposal (formal or informal, oral, written or otherwise) with respect to any possible business combination with SkyWave or any of its subsidiaries. Subject to certain limitations, the Arrangement Agreement may be terminated if the Acquisition is not completed by March 31, 2015.

The Arrangement Agreement may be terminated if (i) all the parties to the Arrangement Agreement consent in writing, (ii) by the Shareholder Representative or the Company if (A) the Acquisition is not completed by March 31, 2015, provided that the terminating party’s failure to fulfill any obligation under the Arrangement Agreement or any transaction document has not been the cause of, or resulted in, the failure to complete; (B) SkyWave’s shareholders fail to approve the Arrangement; (C) a final and non-appealable order preventing the completion of the Arrangement has been issued; or (D) either SkyWave or the Company, as the case may be, breaches any of their respective representations, warranties, covenants or agreements in any material respect or if any of the Company or SkyWave’s representations or warranties, as the case may be, becomes untrue in any material respect such that the applicable closing conditions would not be satisfied; or (iii) by the Company if (A) a final and non-appealable order which would prohibit ORBCOMM Sub’s ownership or operation of any portion of the business of SkyWave or any of its subsidiaries or compel ORBCOMM Sub or SkyWave to dispose of or hold separate any portion of the business of SkyWave or its subsidiaries or ORBCOMM Sub as a result of the Arrangement has been issued; or (B) there is, or it is reasonably likely that there will be, an event resulting in or is reasonably expected to result in a material adverse effect.

A copy of the Arrangement Agreement is filed as Exhibit 10.1 to this Report. The Arrangement Agreement and this summary of its terms and provisions have been included to provide information regarding the terms and provisions of the Arrangement Agreement. The representations and warranties made in the Arrangement Agreement may not accurately characterize the current actual state of facts with respect to the Company, ORBCOMM Sub or SkyWave because they were made only for purposes of the Arrangement Agreement and as of the specific dates set forth therein and may be subject to important exceptions, qualifications, limitations and supplemental information agreed upon by the contracting parties, including being qualified by disclosures made in confidential disclosure schedules delivered by the contracting parties in connection with negotiating the Arrangement Agreement. Moreover, some of those representations and warranties may have been used for the purposes of allocating contractual risk among the parties to the Arrangement Agreement, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to public filings made with the SEC. Current factual disclosures about the Company, ORBCOMM Sub and SkyWave are contained in this Report or in our other public filings with the SEC and may supplement, update or modify the factual disclosures about the Company, ORBCOMM Sub, or SkyWave contained in the Arrangement Agreement.

The foregoing descriptions of the Arrangement Agreement and the transactions contemplated by such agreement, are not complete and are subject to and qualified in their entirety by reference to the full text of the Arrangement Agreement, which is filed as Exhibit 10.1 to this Report.

Agreement with Inmarsat

In connection with the Acquisition and the entry into the Arrangement Agreement, the Company and Inmarsat have entered into an Asset Purchase and Cooperation Agreement with respect to Inmarsat’s services to SkyWave post-Acquisition as well as the purchase, upon consummation of the Acquisition, of certain assets of SkyWave by affiliates of Inmarsat (the “Inmarsat Agreement”), and which, upon consummation of the Acquisition, will replace or amend certain of the Company’s and SkyWave’s existing arrangements with Inmarsat. SkyWave will also become party to the Inmarsat Agreement upon the consummation of the Acquisition. Pursuant to the terms of the Inmarsat Agreement, the following transactions will occur upon consummation of the Acquisition:

•	SkyWave will transfer and assign to Inmarsat a one-half, undivided joint ownership interest in and to the IDP technology and the IDP baseband designs (collectively, the “IDP Rights”);

•	SkyWave will transfer and assign to Inmarsat all of SkyWave’s right, title and interest in all earth station-related assets currently installed in Inmarsat’s earth stations (the “Earth Station Assets”);

•	In consideration of the transfer and assignment of the IDP Rights and the Earth Station Assets, Inmarsat will pay to SkyWave $7.5 million on the closing date of the Acquisition as well as certain royalty amounts payable upon certain events in the first five years after the closing date;

•	The term of the lease contract between SkyWave and Inmarsat relating to Inmarsat M2M satellite communications services other than IDP will be extended until the earlier of the end of global availability of Inmarsat’s third generation satellite constellation or the relevant services are withdrawn by Inmarsat;

•	The term of SkyWave’s IDP Distribution Agreement over Inmarsat’s I-4 satellite constellation will be extended to at least November 1, 2022, subject to certain exceptions; and

•	Inmarsat will offer SkyWave amended IDP airtime pricing and contract terms.

Unless otherwise agreed, the Inmarsat Agreement will terminate if the Acquisition has not been completed in accordance with the Arrangement Agreement by March 31, 2015 or the Arrangement Agreement has been amended between the effective date of the Inmarsat Agreement and the closing date in a manner adversely affecting Inmarsat without the prior written consent of Inmarsat.

Item 2.02.	Results of Operations and Financial Condition.

The Company is providing in conjunction with a public offering of shares of its common stock (the “Offering”) its preliminary unaudited estimates of financial results of the Company, including the Company’s expected Service Revenues, Product Sales and Adjusted EBITDA, for the third quarter of 2014 and is furnishing such preliminary unaudited estimates of financial results to the SEC under Item 2.02 of this Report.

Preliminary Estimated Third Quarter 2014 Results

For the third quarter of 2014, the Company expects to report Service Revenues of $15.2 million, as compared to $13.7 million for the third quarter of 2013, Product Sales of $7.9 million, as compared to $5.9 million for the third quarter of 2013, and Adjusted EBITDA of $3.7 million, as compared to $4.3 million for the third quarter of 2013. The Company’s management has prepared the estimates for the quarter ended September 30, 2014 presented above in good faith based upon the most recent information available to management from the Company’s internal reporting procedures as of the date of this Report. These estimated results are preliminary, unaudited, subject to further completion, reflect our current good faith estimates, are subject to additional financial closing procedures and may be revised as a result of management’s further review of the Company’s results, and any adjustments that may result from the completion of the review of the Company’s condensed consolidated financial statements. The Company has not completed its normal quarterly closing procedures as of and for the third quarter ended September 30, 2014, and there can be no assurance that the Company’s final results for this quarterly period will not differ from these estimates. Any such changes could be material. During the course of the preparation of the Company’s condensed consolidated financial statements and related notes as of and for the quarter ended September 30, 2014, the Company may identify items that would require it to make material adjustments to the preliminary financial information presented above. The Company assumes no duty to update these preliminary estimates except as required by law.

The Company’s condensed consolidated financial statements and related notes as of and for the quarter ended September 30, 2014 are not expected to be filed with the SEC until after this Report is filed. The Company’s actual results may differ materially from the third quarter 2014 estimates presented above. Accordingly, investors should not place undue reliance on these preliminary estimates. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. In addition, these preliminary estimates as of and for the quarter ended September 30, 2014 are not necessarily indicative of the results to be achieved for any future period.

The following table reconciles the Company’s Net Income (Loss) attributable to ORBCOMM Inc. to Adjusted EBITDA for the periods shown:

(in millions)	Three Months Ended September 30, 2014		Three Months Ended September 30, 2013
Estimated
Net Income (Loss) attributable to ORBCOMM Inc.	$(0.1)	Net Income (Loss) attributable to ORBCOMM Inc.	$1.0
Provision for income taxes	0.1	Provision for income taxes	0.2
Depreciation and amortization	2.5	Depreciation and amortization	1.6
Stock-based compensation	0.9	Stock-based compensation	0.7
Acquisition-related costs	0.2	Acquisition-related costs	0.8
In-orbit Insurance	0.1	In-orbit Insurance	—

Adjusted EBITDA	$3.7	Adjusted EBITDA	$4.3

EBITDA is defined as earnings attributable to the Company before interest income (expense), provision for income taxes and depreciation and amortization. The Company believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used by the Company to evaluate the economic productivity of its operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps the Company’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of the Company’s financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, the Company’s management uses EBITDA in presentations to the Company’s board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the Company’s annual operating budget. The Company also believes that EBITDA, adjusted for stock-based compensation expense, non-controlling interests, impairment loss, non-capitalized satellite launch and in-orbit insurance, insurance recovery, and acquisition- and integration-related costs (“Adjusted EBITDA”) is useful to investors to evaluate the Company’s core operating results and financial performance and the Company’s capacity to fund capital expenditures, because it excludes items that are significant non-cash or non-recurring expenses reflected in the condensed consolidated statements of operations. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with U.S. GAAP. While the Company considers EBITDA and Adjusted EBITDA to be important measures of operating performance, they should be considered in addition to, and not as a substitute for, or superior to, net income (loss) or other measures of financial performance prepared in accordance with U.S. GAAP and may be different than EBITDA and Adjusted EBITDA measures presented by other companies.

The information contained under Item 2.02 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Risk Factors

Risks Related to the Acquisition

In addition to the risk factors described in Part I, Item 1A, “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, in connection with the proposed Acquisition, the Company’s business may be subject to the following additional risks:

The Company may not be able to complete the Acquisition, and this offering of its common stock is not conditioned upon the consummation of the Acquisition.

The Company’s ability to complete the Acquisition is subject to various closing conditions, including receipt of required Federal Communications Commission and Industry Canada approvals, which may not be satisfied or may take longer than expected. This offering of the Company’s common stock is not conditioned upon the consummation of the Acquisition. Accordingly, by purchasing the common stock, you are investing in the Company on a stand-alone basis, and there is no assurance that the Company will in fact acquire or own SkyWave. Although some of the information included in the Company’s SEC filings generally assumes the consummation of the Acquisition, the Company cannot assure you that the Acquisition will occur on the terms currently contemplated or at all.

If the Company fails to close the Acquisition, depending on certain circumstances, the Company could be subject to litigation relating to the failure of the transaction to be completed, including claims for damages. If the Acquisition is not completed, the price of the Company’s common stock could decline.

The Company may not realize any or all of the anticipated benefits of the Acquisition and the Acquisition may adversely impact the Company’s existing operations.

The Company may not be able to achieve the anticipated benefits of the Acquisition even if the Company completes it and its estimation of anticipated benefits of the Acquisition may be incorrect. Upon completion of the Acquisition, the Company will need to integrate SkyWave with its existing operations. The Company may not be able to accomplish the integration of SkyWave smoothly, successfully or within the anticipated costs or timeframe. In general, the Company cannot assure you that it will be able to timely achieve the anticipated incremental revenues, cost savings, operational synergies and other expected benefits of the Acquisition.

The diversion of the Company’s management’s attention from its current operations to integration efforts and any difficulties encountered in combining operations could prevent the Company from realizing the full benefits anticipated to result from the Acquisition and could adversely affect the Company’s business and the price of its common stock. The integration process may be complex, costly and time-consuming. The difficulties of integrating SkyWave with the Company’s business include, among others:

•	failure to implement the Company’s business plan for the combined business;

•	unanticipated issues in integrating engineering resources, product lines, and logistics, information, communications and other systems;

•	unanticipated changes in applicable laws and regulations;

•	operating risks inherent to the Company’s industry;

•	the impact of the Acquisition on the Company’s internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002; and

•	unanticipated issues, expenses and liabilities.

The market price of the Company’s common stock may decline if our assumptions regarding the anticipated benefits of the Acquisition are not accurate or the Company does not achieve the anticipated benefits of the Acquisition as rapidly or to the extent anticipated by financial or industry analysts or at all or if the effect of the Acquisition on the Company’s financial results is not consistent with the expectations of financial or industry analysts.

The Company will incur substantial indebtedness in order to finance the Acquisition, which could adversely affect its business, limit its ability to plan for or respond to changes in its business and reduce its profitability.

In order to finance the Acquisition, the Company expects to incur additional borrowings of approximately $70 million under its Credit Agreement. This is in addition to the Company’s outstanding indebtedness, which, as of June 30, 2014, was approximately $46.6 million. Since that date, the Company has entered into the Credit Agreement with Macquarie that provides for borrowings of up to $160 million through multiple term and revolving facilities. On October 10, 2014, the Company drew down on a term loan facility and a revolving loan facility under the Credit Agreement in the total amount of $80 million, the proceeds of which have been used to prepay all of the Company’s obligations under the Senior Secured Note Agreement with AIG Asset Management (U.S.), LLC entered into on January 4, 2013 (the “AIG Loan”) and for general corporate purposes. As of June 30, 2014, on a pro forma basis after giving effect to the entry into and the borrowings under the Credit Agreement and the repayment of the AIG Loan, the Acquisition and related financing transactions, the Company’s outstanding debt would have been approximately $151.6 million.

The Company expects to use cash flow generated from its future operations to make payments on its debt obligations and to fund planned capital expenditures. The Company’s future ability to satisfy these obligations and make these expenditures is subject, to some extent, to financial, market, competitive, legislative, regulatory and other factors that are beyond the Company’s control. The Company’s substantial debt obligations could have negative consequences to its business, which could impede, restrict or delay the implementation of its business strategy or prevent it from entering into transactions that would otherwise benefit the Company’s business. For example:

•	the Company may be required to dedicate a substantial portion of its cash flows from operations to payments on its indebtedness, thereby reducing the availability of its cash flow for other purposes, including business development efforts, capital expenditures or strategic acquisitions;

•	the Company may not be able to generate sufficient cash flow to meet its substantial debt service obligations or to fund its other liquidity needs. If the Company cannot service its indebtedness, the Company may have to take actions such as selling assets or raising additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments and joint ventures or restructuring our debt;

•	the Company may not be able to obtain additional financing on commercially reasonable terms or at all to fund future working capital, capital investments and other business activities;

•	the Company may become more vulnerable in the event of a downturn in its business; and

•	the Company’s flexibility in planning for, or reacting to, changes in its business and industry may be limited, thereby placing the Company at a competitive disadvantage compared to its competitors that have less indebtedness.

The Company will incur significant liabilities and costs as a result of or in connection with the Acquisition.

Upon consummation of the Acquisition, the Company will be responsible for all liabilities and obligations that arise in connection with the operation of SkyWave whether before or after the consummation of the Acquisition except as described in the acquisition agreement or plan of arrangement. These liabilities and obligations include those related to outstanding litigation, indemnities and other obligations under the agreements entered into with Inmarsat as amended by the Inmarsat Agreement and other contractual and contingent liabilities. In some cases, it is difficult for the Company to estimate or quantify the amount of such liabilities and obligations.

In addition, the Company will incur significant costs in connection with the Acquisition. The substantial majority of these costs will be non-recurring transaction expenses and costs. These non-recurring costs and expenses are not reflected in the unaudited pro forma financial information relating to the Acquisition that the Company has filed with the SEC. Significant costs will be incurred whether or not the Acquisition is consummated. Furthermore, substantial time and resources have been and may continue to be devoted to the Acquisition and related matters, which could otherwise have been devoted to other opportunities that may have been beneficial to the Company.

The unaudited pro forma financial information relating to the Acquisition that the Company has filed with the SEC is preliminary and may not be representative of the Company’s combined results after the Acquisition.

The Company’s business and SkyWave’s business have been and will be operated separately prior to the completion of Acquisition. The Company has no prior history operating its business and SkyWave’s business on a combined basis. The unaudited pro forma financial information relating to the Acquisition that the Company has filed with the SEC is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have occurred had the Acquisition been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. The unaudited pro forma financial information reflects adjustments, which are based upon assumptions and preliminary estimates that the Company believes to be reasonable, but the Company can provide no assurance that any or all of such assumptions or estimates are correct.

The purchase price allocation for the Acquisition included in the unaudited pro forma financial information is preliminary. For purposes of the unaudited pro forma financial information, the Company has made a preliminary allocation of the estimated purchase price paid as compared to the net assets expected to be acquired in the Acquisition. When the actual calculation and allocation of the purchase price to net assets acquired is performed, it will be based on the net assets acquired at the closing date of the Acquisition and other information at that date to support the allocation of the fair value of the assets and liabilities associated with SkyWave.

Risks Related to the Company’s Business; Risks Related to the Company’s Technology; and Risks Related to an Investment in the Company’s Common Stock

In addition to the risk factors described in Part I, Item 1A, “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, if the Acquisition is consummated, the Company’s business may be subject to the following additional risks:

Significant interruptions, discontinuation or loss of services provided by Inmarsat plc and its subsidiaries or a change in our commercial relationship with the Inmarsat group could have a material adverse effect on the Company’s business.

SkyWave’s business is heavily dependent on the Inmarsat group’s services as a satellite service provider. Consequently, significant interruptions, discontinuation or loss of such Inmarsat group services would negatively affect SkyWave’s ability to provide reliable service and could have a material adverse effect on the Company’s business. While the Company has entered into the Inmarsat Agreement with Inmarsat in connection with the Acquisition, the Company cannot provide any assurance that its future commercial relationship or arrangements with Inmarsat will not change in a manner that has an adverse effect on its business. In addition, the Inmarsat Agreement will terminate if the Acquisition has not been completed in accordance with the Arrangement Agreement by March 31, 2015 or the Arrangement Agreement has been amended prior to the closing of the Acquisition in a manner adversely affecting Inmarsat without the prior written consent of Inmarsat.

Significant interruptions, discontinuation, slowdown or loss of the supply of subscriber user terminals from the Company’s vendor Amplus Communication Pte Ltd. or a change in our commercial relationship with Amplus could have a material adverse effect on the Company’s business.

SkyWave’s business is heavily dependent on subscriber user terminals supplied by Amplus, a satellite terminal manufacturer. Consequently, significant interruptions, discontinuation, slowdown or loss of Amplus’ manufacturing and supply of subscriber user terminals will negatively affect SkyWave’s ability to grow, provide reliable service and could have a material adverse effect on the Company’s business. While the agreement with Amplus will continue beyond the consummation of the Acquisition, and SkyWave currently has a good relationship with Amplus, the Company cannot provide any assurance that our future commercial relationship or arrangements with Amplus will not change in a manner that has an adverse effect on its business.

Significant interruptions, discontinuation, slowdown or loss of Application Specific Integrated Circuit, or ASIC, development and manufacturing from vendor S3 or a change in our commercial relationship with S3 could have a material adverse effect on the Company’s business.

SkyWave’s business has invested significantly in building the ASIC with S3, an ASIC developer and manufacturer. Consequently, the inability for S3 to effectively build and supply an ASIC could have a material adverse effect on the Company’s business. Additionally, significant interruptions, discontinuation, slowdown or loss of S3 services for development, manufacturing and delivery of ASICs will negatively affect SkyWave’s ability to grow, provide reliable service and could have a material adverse effect on the Company’s business. While the agreement with S3 will continue beyond the consummation of the Acquisition, and SkyWave currently has a good relationship with S3, the Company cannot provide any assurance that our future commercial relationship or arrangements with S3 will not change in a manner that has an adverse effect on its business.

SkyWave has several large customers and the loss of any one of them, or their default in payment for its services, could reduce our revenue and have a material adverse effect on the Company’s business.

SkyWave’s customer base includes certain large partners, SPs and end-user customers who may represent a substantial portion of SkyWave’s revenue in a given period. Three customers, who individually accounted for greater than 10% of SkyWave’s revenue, represented 45% of SkyWave’s total revenue during the year ended December 31, 2013. In addition two customers, who individually accounted for greater than 10% of SkyWave’s accounts receivable, represented 45% of SkyWave’s total accounts receivable as of December 31, 2013. The loss of any of these customers could significantly affect the Company’s revenue and profitability. Should the financial condition of any of these customers deteriorate, adversely affecting their ability to make payments to SkyWave, the Company’s operating results could be adversely affected.

Economic, political and other conditions in Brazil could have a material adverse effect on the Company’s business, results or operations or financial condition.

SkyWave derives a significant portion of its revenues from customers located in Brazil. The Brazilian economy has historically been characterized by interventions by the Brazilian government and unstable economic cycles. The Brazilian government has often changed monetary, taxation, credit, tariff and other policies to influence the course of Brazil’s economy. For example, the government’s actions to control inflation have at times involved setting wage and price controls, blocking access to bank accounts, imposing exchange controls and limiting imports into Brazil. SkyWave’s customers in Brazil may be adversely affected by exchange rate movements; exchange control policies; expansion or contraction of the Brazilian economy; inflation; tax policies; other economic political, diplomatic and social developments in or affecting Brazil; interest rates; liquidity of domestic capital and lending markets; and social and political instability.

Fluctuations in foreign currency exchange rates could have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company’s consolidated financial results are reported in U.S. dollars. Given that SkyWave’s directly associated costs generally occur in Canadian dollars, fluctuations in the value of the Canadian dollar against the U.S. dollar could result in substantial changes in reported earnings and operating results due to the foreign currency impact upon translation of these transactions into U.S. dollars. In addition, a significant portion of SkyWave’s revenues is derived from customers in South America, particularly Brazil. Because SkyWave’s products and services are priced in U.S. dollars, an increase in the exchange rate between the U.S. dollar and currencies in these countries may make the cost of SkyWave’s products and services more expensive to these customers. In the normal course of business, the Company may employ various hedging strategies to partially mitigate these foreign exchange risks, including the use of forward exchange contracts. These strategies may not be effective in protecting the Company against the effects of fluctuations from movements in foreign exchange rates. The Company’s failure to mitigate these foreign currency exchange risks could materially adversely affect its business, results of operations and financial condition.

The SkyWave business could be harmed if SkyWave regulatory authorizations in the United States and Canada are not maintained.

The United States and Canada are the only two countries in which SkyWave or its affiliates are currently licensed to deploy and operate Inmarsat subscriber user terminals (mobile earth stations). In this regard, the Company believes that SkyWave holds all requisite regulatory authorizations that are necessary to conduct its business in the United States, Canada, and the other countries where SkyWave is currently doing business. Prior regulatory approval of the Acquisition is required relating to the transfer of ownership and control of the SkyWave licenses to deploy and operate Inmarsat mobile earth stations in the United States and Canada. The Company believes that the required prior regulatory approvals in the United States and Canada will be granted in a timely and routine manner, but the Company cannot assure you that this will be the case. Furthermore, any failure to obtain or maintain the requisite regulatory authorizations that are necessary for SkyWave to conduct its business in the United States, Canada, or any other country or territory, could have a material adverse effect on the SkyWave business.

The viability of the SkyWave business entails a material reliance on regulatory authorizations and other governmental approvals that must be obtained and maintained by third parties.

The SkyWave business model entails a material reliance on regulatory authorizations and other governmental approvals that must be obtained and maintained by third parties. For example, Inmarsat, its affiliates, partners and service providers must obtain and maintain all regulatory authorizations relating to the operation of the Inmarsat satellites and the gateway earth stations and other components comprising the Inmarsat network ground segment. Additionally, SkyWave’s partners, Solution Providers, or SPs, and customers must obtain and maintain all required regulatory authorizations in the countries and territories where they conduct their respective businesses. Based on third-party information regarding authorization of the Inmarsat satellites and Inmarsat country permissions, as well as the Company’s own review of other available information relating to key SkyWave market countries, the Company believes that the provision of IDP services is currently authorized, subject to any local compliance requirements, through SkyWave, Inmarsat, or their respective SPs and Distribution Partners, in more than 175 countries worldwide, including in more than 50 countries where the Company currently does not offer its services. However, failure to obtain or maintain any requisite third-party authorizations relating to the SkyWave business in any given country or territory could mean that SkyWave services may not be provided in that country or territory. Furthermore, any such failure to obtain or maintain requisite third-party regulatory authorizations could have a material adverse effect on the SkyWave business.

Public Offering

On November 6, 2014, the Company issued a press release announcing a public offering of shares of its common stock under its effective shelf registration on Form S-3 (the “Shelf S-3”) and is disclosing the investor overview provided to investors in connection therewith, copies of which are attached as Exhibit 99.2 and Exhibit 99.3 to this Report, respectively.

In connection with the public offering of the Company’s common stock under the Shelf S-3, under Rule 3-05 and Article 11 of Regulation S-X, the Company is required to provide certain historical financial information of SkyWave and pro forma financial information of the Company and SkyWave on a combined basis because the acquisition of SkyWave would constitute the acquisition of a “significant business” under Rule 3-05. The required historical and pro forma financial information is provided under Items 9.01(a) and 9.01(b) of this Report.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of SkyWave as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 and the unaudited interim condensed consolidated financial statements of SkyWave as of and for the six months ended June 30, 2014 and 2013, filed as Exhibits 99.4 and 99.5 to this Report, respectively, are incorporated herein by reference.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial information of ORBCOMM, filed as Exhibit 99.6 to this Report, is incorporated herein by reference:

(i)	Introductory note;

(ii)	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2014;

(iii)	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2013;

(iv)	Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2014; and

(v)	Notes to Unaudited Pro Forma Condensed Combined Financial Information.

(d) Exhibits.

10.1	Arrangement Agreement and Plan of Arrangement dated as of November 1, 2014 among ORBCOMM Inc., Soar Acquisition Inc., SkyWave and Randy Taylor Professional Corporation

23.1	Consent of Deloitte LLP, Independent Auditors to SkyWave

99.1	Press Release of the Company dated November 6, 2014 announcing the entry into an agreement to acquire SkyWave

99.2	Press Release of the Company dated November 6, 2014 announcing the public offering of shares

99.3	Investor Overview

99.4	Audited consolidated financial statements of SkyWave as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 (in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”))

99.5	Unaudited interim condensed consolidated financial statements of SkyWave as of June 30, 2014 and for the six months ended June 30, 2014 and 2013 (in accordance with IFRS, as issued by the IASB)

99.6	Unaudited pro forma condensed combined financial information of ORBCOMM Inc. (in U.S. GAAP)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM INC.

Date: November 6, 2014	By:	/s/ Christian Le Brun
	Name:	Christian Le Brun
	Title:	EVP & General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Arrangement Agreement and Plan of Arrangement dated as of November 1, 2014 among ORBCOMM Inc., Soar Acquisition Inc., SkyWave and Randy Taylor Professional Corporation

23.1	Consent of Deloitte LLP, Independent Auditors to SkyWave

99.1	Press Release of the Company dated November 6, 2014 announcing the entry into an agreement to acquire SkyWave

99.2	Press Release of the Company dated November 6, 2014 announcing the public offering of shares

99.3	Investor Overview

99.4	Audited consolidated financial statements of SkyWave as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 (in accordance with IFRS, as issued by the IASB)

99.5	Unaudited interim condensed consolidated financial statements of SkyWave as of June 30, 2014 and for the six months ended June 30, 2014 and 2013 (in accordance with IFRS, as issued by the IASB)

99.6	Unaudited pro forma condensed combined financial information of ORBCOMM Inc. (in U.S. GAAP)